Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

AMERICANWEST BANCORPORATION

The following constitute the Amended and Restated Bylaws of AmericanWest Bancorporation, a Washington corporation (the “Corporation”).

ARTICLE 1

Offices

1.1 Principal Office. The principal office of the Corporation shall be located at 41 West Riverside Avenue, Spokane, Washington 99201, or at such other location as may be determined by the Board of Directors of the Corporation (the “Board”).

1.2 Other Offices. Other business offices may at any time be established by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE 2

Shareholders

2.1 Annual Meeting. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually at such time, date and place as the Board may establish by resolution.

2.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board (“Chairman”) or the President, and shall be called if shareholders who hold, at the time of demand, not less than ten percent (10%) of all the shares of the Corporation entitled to vote on any issue proposed to be considered at a proposed special meeting deliver to the Corporation one or more executed and dated written demands describing the purpose or purposes for which the proposed special meeting is to be held. Only business within the purpose or purposes described in the notice of meeting provided by the Corporation pursuant to Section 2.4 may be conducted at a special meeting of shareholders.

2.3 Place of Meeting. All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place as shall be determined by the Board.

2.4 Notice of Meeting. Written notice stating the time, date and place of each annual and special meeting of shareholders shall be delivered to each shareholder of record entitled to vote at such meeting (unless required by law that notice be sent to all shareholders regardless of whether they are entitled to vote) not less than 10 nor more than 60 calendar days before the date of the meeting, except that notice of a meeting of shareholders to act on (a) an amendment to the Articles of Incorporation, (b) a plan of merger or share exchange, (c) a proposed sale, lease, exchange or other disposition of all, or substantially all, of the Corporation’s assets other than in the usual and regular course of business, or (d) the dissolution of the Corporation, shall be given no fewer than 20 nor more than 60 calendar days before the meeting date. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is being called. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 2.5, with postage thereon prepaid. When any meeting of shareholders, either annual or special, is adjourned to a different time, date, or place, notice need not be given of the new time, date and place if (a) the Board is not required to fix a new record date under Section 2.5, and (b) the new time, date and place is announced at the meeting before adjournment.

2.5 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be (a) not more than 70 calendar days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and (b) in the case of a meeting of shareholders, not later than the date notice of the meeting is required to be given. If not otherwise fixed by the Board, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution shall be the close of business on the day the Board authorizes the share or cash dividend or other distribution. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 calendar days after the date fixed for the original meeting.

2.6 Voting Lists. At least ten calendar days before each meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the meeting of shareholders, arranged by voting group and within each voting group by class or series of shares (if applicable), with the address of and the number of shares held by each shareholder. This list of shareholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder, or agent or attorney of any shareholder, at any time during usual business hours, for a period of ten calendar days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or agent or attorney of any shareholder, during the entire time of the meeting. The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to notice or entitled to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting.

2.7 Quorum. The presence in person or by proxy of a majority of the shares entitled to vote on a matter shall constitute a quorum for action on that matter at a meeting of shareholders. Once a share is represented at a meeting, in person or by proxy, for any purpose other than to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. Any action taken (other than adjournment) for which a quorum is deemed present will be effective if it is approved by the number of shares required if a quorum were present. In the absence of a quorum, the Board may elect to adjourn the meeting to another time and date, at the same or a different place, in accordance with Section 2.4.

2.8 Proxies. At any meeting of shareholders, a shareholder may vote by proxy executed in writing by the shareholder, or by his or her duly authorized agent or attorney-in-fact, and delivered to the Secretary of the Corporation, the inspectors of election, or other officer or agent of the Corporation authorized to tabulate votes, before or at the meeting. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary of the Corporation, the inspectors of election, or other officer or agent of the Corporation authorized to tabulate votes before the proxy exercises the proxy’s authority under appointment. Any copy, facsimile, or other reliable reproduction of a proxy may be substituted or used in lieu of the original writing. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting.

2.9 Voting. Each outstanding share shall be entitled to one vote on each matter for which the shareholder is entitled to vote at a meeting of shareholders. In the election of Directors, every shareholder of record entitled to vote at the meeting of shareholders shall have the right to vote the number of shares owned by the shareholder for as many persons as there are Directors to be elected by the holders of such shares. Cumulative voting shall not be permitted in the election of Directors. Action on a matter, other than the election of Directors, is approved if votes cast in favor of the action exceed the votes cast in opposition, unless the vote of a greater number of shares is required by law, by the Articles of Incorporation, or by these Bylaws.

2.10 Inspectors of Election.

2.10.1 Appointment. In advance of any meeting of shareholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of such meeting shall appoint one or more persons to act as inspectors of election at such meeting. Any inspector may be an officer or employee of the Corporation or of any of its subsidiaries.

2.10.2 Duties. The inspectors shall: (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine, and retain for a reasonable period of time a record of, the disposition of any challenges made to any determination by them; (e) determine the result of voting with respect to each matter voted upon; and (f) make a written report of and certify their determination of the number of shares represented at the meeting, their count of the votes and ballots, and the results of voting.

2.10.3 Determination of Proxy Validity. The validity of any proxy or ballot executed for a meeting of shareholders shall be determined by the inspectors of election in accordance with the applicable provisions of the Washington Business Corporation Act then in effect.

2.11 Notice of Shareholder Business and Nominations.

2.11.1 Annual Meetings of Shareholders. Nominations of persons for election to the Board or a proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) as determined by the Board, (b) by or at the direction of the Board regardless of the contents of the Corporation’s notice of meeting, or (c) by a shareholder of the Corporation who (i) was a shareholder of record of the Corporation at the time the notice provided for in Section 2.11.3 is delivered to the Secretary of the Corporation, (ii) is entitled to vote at the meeting upon such election or other business, and (iii) complies with the notice procedures set forth in this Section 2.11.

2.11.2 Special Meetings of Shareholders. Nominations of persons for election to the Board or a proposal of business to be considered by shareholders may be made at a special meeting of shareholders: (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), or (b) at the request of any shareholder of the Corporation who (i) is a shareholder of record of the Corporation at the time the notice provided for in Section 2.11.3 is delivered to the Secretary of the Corporation, (ii) is entitled to vote at the meeting upon such election or other business, and (iii) complies with the notice procedures set forth in this Section 2.11. In addition, a shareholder may nominate a person or persons (as the case may be) for election to the Board at a special meeting of shareholders only if the Board has determined that Directors will be elected at such special meeting.

2.11.3 Shareholder Notice of Nomination or Business.

(1) For nominations or other business to be properly brought before an annual or special meeting by a shareholder pursuant to clause (c) of Section 2.11.1 or clause (b) of Section 2.11.2, the shareholder must have given timely notice of such nominations or other business in writing to the Secretary of the Corporation, whether or not the shareholder is seeking to have such nominations or other business included in the Corporation’s notice of meeting or proxy statement, and any such proposed business must constitute a proper matter for shareholder action.

(2) To be timely for an annual meeting, a shareholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not less than 100 calendar days and not more than 150 calendar days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (provided, however, that in the event the date of the Corporation’s annual meeting is more than 30 calendar days before or after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so delivered not more than 150 calendar days prior to such annual meeting or after the tenth calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation). To be timely for a special meeting, a shareholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not more than 150 calendar days prior to such special meeting and either (a) if the shareholder providing such notice made written demand for the holding of such special meeting as described in Section 2.2, not later than the date such shareholder’s written demand was delivered to the Corporation, or (b) if the shareholder providing such notice did not make written demand for the holding of such special meeting as described in Section 2.2, not later than the tenth calendar day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for giving of a shareholder’s notice as described above.

(3) A shareholder’s notice under this Section 2.11.3 shall set forth (as applicable): (a) as to each person whom the shareholder proposes to nominate for election as a Director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or that is otherwise required by law or regulation, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-12 thereunder, and (ii) such person’s written consent to being named in a proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles of Incorporation or Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and any other ownership interests, understandings and arrangements with respect to the capital stock of the Corporation, such as derivatives, hedging positions or other economic or voting arrangements, of such shareholder and such beneficial owner. (iii) a representation that the shareholder is a holder of record of shares entitled to vote at such meeting and/or by proxy at the meeting and to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

2.11.4 General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an annual or special meeting of shareholders to serve as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty: (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (3)(c)(iv) of Section 2.11.3), and (b) if any proposed nomination or business was not so made or proposed in compliance with this Section 2.11 to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(2) For purposes of this Section 2.11, “public announcement” shall mean the first to occur of (a) disclosure in a press release reported by a national news service, or (b) disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE 3

Board of Directors

3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board.

3.2 Number, Tenure and Qualifications.

3.2.1 Number of Directors. The Board shall consist of a minimum of 5 and a maximum of 25 Directors, a majority of whom shall not be officers or employees of the Corporation or any of its subsidiaries. The number of Directors may at any time be increased or decreased by the Board at any regular or special meeting of the Board, provided that no decrease shall have the effect of shortening the term of any incumbent Director except as provided in Section 3.2.3 or 3.13.

3.2.2 Tenure. All Directors shall be elected annually. Each Director shall hold office until the next annual meeting of shareholders following such Director’s election and his or her successor shall have been elected and qualified, subject to prior death, resignation or removal.

3.2.3 Qualifications. No individual shall be eligible for election as a Director who is 72 years of age or older as of the date of the meeting at which such election is to occur, and shall resign his or her position as a Director on or before the annual meeting following his or her 72nd birthday; provided, however, that in the event of a merger of another corporation with and into the Corporation, for purposes of achieving desired continuity one or more directors of the merging corporation who has already attained the age of 72 may be appointed by the Board upon the affirmative vote of a majority of the Directors of the Corporation to serve until the next annual meeting of shareholders and, in addition, may be nominated for election at such annual meeting to serve one additional full term as a Director.

3.3 Annual and Regular Meetings. An annual meeting of the Board shall be held promptly after the annual meeting of shareholders, at such time, date and place as designated by the Board by resolution or as called by or at the request of the Chairman, but in no event later than the next regular meeting of the Board. Regular meetings of the Board shall be held at such times, dates and places, either within or without the State of Washington, as provided by resolution of the Board, without other notice than such resolution, or as called, no more often than monthly, by or at the request of the Chairman or the President, pursuant to notice as provided in Section 3.6.

3.4 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, the President, or one-half (1/2) of the members of the Board. The person or persons authorized to call a special meeting may fix any place, either within or without the state of Washington, as the place for holding such special meeting; provided, if a special meeting is called with less than five (5) calendar days notice, such special meeting shall be held at the Corporation’s principal office, unless waived by two-thirds (2/3) of the Directors.

3.5 Telephone Attendance. Directors may participate in any meeting by means of conference telephone or similar communications equipment by which all Directors participating in the meeting can hear each other. Such participation shall constitute attendance in person at the meeting for all purposes.

3.6 Notice of Meeting. Notice of any meeting required or allowed by these Bylaws shall be given, orally or in writing, to each Director at least two calendar days prior to the date of the meeting when delivered personally or by facsimile or e-mail, or at least four calendar days prior to the date of the meeting when delivered by mail. Notices delivered by mail shall be deemed given when deposited in the U.S. Mail, first class postage prepaid, addressed to the Director at the address at which the Director is most likely to be reached. Notices sent by facsimile or e-mail shall be deemed given when transmitted. Any Director may waive notice of any meeting by a writing filed with the Secretary before or after such meeting for inclusion in the minutes or filing with the corporate records, which written waiver shall be set forth either (a) in an executed record, or (b) if the Corporation has designated an address, location or system to which the waivers may be electronically transmitted and the wavier is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. A Director’s attendance or participation in a meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon the Director’s arrival, objects to the holding of the meeting or transacting business at the meeting because the meeting is not lawfully called or convened, and does not thereafter vote for or assent to any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. All meetings will be held at the principal office of the Corporation, unless notice of the meeting designates another place.

3.7 Quorum. A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of any business at any meeting of the Directors. If less than such majority shall attend a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.

3.8 Manner of Acting. The act of the majority of the Directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board, except with regard to the following decisions which shall require the act of two-thirds of the Directors present:

(a)	Approval of any plan of merger, consolidation or exchange involving the Corporation; or

(b)	The sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation other than in the usual and regular course of business.

3.9 Resignation. A Director may resign at any time by delivering an executed notice of such resignation to the Board, the Chairman, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date, and, unless otherwise specified in such notice, acceptance of such resignation shall not be necessary to make it effective.

3.10 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all Directors. The action must be evidenced by one or more consents describing the action taken, executed by each Director either before or after the action taken and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, each of which consents shall be set forth either (a) in an executed record, or (b) if the Corporation has designated an address, location or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Any action taken under this Section is effective when the last Director executes the consent, unless the consent specifies a later effective date. A consent under this Section has the effect of a meeting vote and may be described as such in any record.

3.11 Presumption of Assent. A Director who is present at a meeting of the Board when action is taken is deemed to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting, or promptly upon the Directors’ arrival, to holding or transacting business at the meeting because the meeting is not lawfully called or convened; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment, or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.12 Performance of Duties. A Director shall perform his or her duties as a director, including the duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner the Director reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would exercise under similar circumstances. In performing such duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the Corporation or its subsidiaries whom the Director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person’s professional or expert competence; or (c) a committee of the Board upon which the Director does not serve, if the Director reasonably believes the committee merits confidence. However, a Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

3.13 Removal of a Director. The shareholders may remove one or more Directors, with or without cause, only at a special meeting of shareholders called expressly for that purpose. The notice of the meeting must state that a purpose of the meeting is to remove one or more Directors. At such meeting a Director may be removed only if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.14 Vacancies. Any vacancy occurring in the Board, including any vacancy to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. The term of a Director elected to fill a vacancy expires at the next meeting of shareholders at which Directors are elected.

3.15 Compensation. Directors shall receive such compensation for their services and reimbursements for their expenses as shall be determined from time to time by resolution of the Board. No such payments shall preclude any Director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

ARTICLE 4

Committees

4.1 Appointment. A majority of the Directors in office when the action is taken may create one or more committees of Directors. The designation of any committee pursuant to this Article, and the delegation of authority thereto, shall not operate alone to relieve the Board or any Director of any responsibility imposed by law or regulation.

4.2 Authority. To the extent specified by the Board, each committee shall be permitted to exercise the authority of the Board and act on behalf of the Board, except a committee may not:

(a) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(b) Approve or propose to shareholders action that requires approval by shareholders;

(c) Fill vacancies on the Board or on any of its committees;

(d) Amend the Articles of Incorporation;

(e) Adopt, amend or repeal these Bylaws;

(f) Approve a plan of merger not requiring shareholder approval; or

(g) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

4.3 Number of Members. Each committee must have three or more Directors as members, who will serve at the pleasure of the Board.

4.4 Meetings. Regular committee meetings may be held without notice at such times, dates and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by or at the request of the chairman of the committee or a majority of committee members, upon not less than one calendar day’s notice, orally or in writing, when delivered personally or by facsimile or e-mail, or not less than four calendar days’ prior notice when delivered by mail at the address at which the Director is most likely to be reached, stating the time, date and place of the meeting. Any member of a committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

4.5 Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

4.6 Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if the action is evidenced by one or more consents describing the actions taken using the methods outlined in Section 3.10. Any action taken under this Section is effective when the last Director executes the consent, unless the consent specifies a later effective date. A consent under this Section has the effect of a meeting vote and may be described as such in any record.

4.7 Vacancies. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full Board.

4.8 Removal and Resignation. Any member of a committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board. Any member of a committee may resign from a committee at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Unless the later date is specified in the notice, such resignation shall take effect upon receipt, and, unless otherwise specified in such notice, acceptance of such resignation shall not be necessary to make it effective.

ARTICLE 5

Officers

5.1 Elected Officers. The elected officers of the Corporation shall be the Chairman, the President, the Secretary, and such other officers as the Board may elect (the “Elected Officers”). The Board shall designate either the Chairman or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer may appoint a Chief Operating Officer and one or more executive vice presidents (the “Executive Officers”), whose appointments must be approved by the Board. The Chief Executive Officer may assign to such Executive Officers additional titles descriptive of the functions assigned to such officers. The Chief Executive Officer shall appoint such other officers as deemed necessary or advisable (the “Appointed Officers”). Such other officers may include, without limitation, titles of regional president, senior vice president, vice president, regional vice president, or assistant vice president, and may also include additional titles descriptive of the functions assigned to such Appointed Officers.

5.2 Term of Office. So far as practicable, all Elected Officers shall be elected at the annual meeting of the Board, and the appointment of all Executive Officers shall be approved at the annual meeting of the Board, with all Elected and Executive Officers to hold office until the next annual meeting of the Board, subject to prior death, resignation or removal. Any Elected or Executive Officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the Board. Any Appointed Officer may be removed at any time, either with or without cause, by the Chief Executive Officer or the Board.

5.3 Salaries. The salaries and bonuses paid to the Elected Officers and the Executive Officers shall be set by a majority of the independent directors of the Board or a compensation committee comprised solely of independent directors of the Board. The Chief Executive Officer may recommend salaries and bonuses for the Executive Officers. Unless applicable laws or rules require otherwise, all other salaries and bonuses may be authorized and approved by the Chief Executive Officer or another officer to whom the Chief Executive Officer has delegated the authority.

5.4 Duties.

5.4.1 Chairman. The Chairman shall preside, when present, at all meetings of the shareholders and meetings of the Board.

5.4.2 Chief Executive Officer. The Chief Executive Officer will be responsible for implementing the policies and goals of the Corporation as stated by the Board and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by these Bylaws or by the Board, the Chief Executive Officer shall have authority to hire and fire employees and agents of the Corporation, to enter into contracts or authorize other officers to enter into contracts on behalf of the Corporation, to vote or authorize other officers to vote any stock held by the Corporation, and to take such other actions as the Chief Executive Officer deems necessary or appropriate to exercise the authority and responsibility conveyed by this Section.

5.4.3 President. The President shall preside at all meetings of the shareholders and meetings of the Board if the Chairman is absent. The President shall perform such other duties and fulfill such other responsibilities as may be delegated by the Chairman or prescribed by the Board. The President may sign any contracts, documents or instruments that require the signature of the President in accordance with law, the Articles of Incorporation or these Bylaws.

5.4.4 Secretary. The Secretary shall be responsible for preparing minutes of the meetings of Directors and shareholders and for authenticating records of the Corporation.

5.4.5 Other Officers. All officers shall have such other authority and perform such other duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the Elected Officers shall have such powers and duties as generally pertain to their respective offices. The Executive Officers shall have the authority and perform such duties as prescribed by the Chief Executive Officer. The Appointed Officers shall have the authority and perform such duties as prescribed by the Chief Executive Officer or any Executive Officer authorized by the Chief Executive Officer to prescribe the duties of such Appointed Officers.

ARTICLE 6

Shares

6.1 Certificates for Shares; Uncertificated Form of Ownership. The shares of stock of the Corporation shall be either (a) represented by certificates signed by the Chairman or the President and by the Secretary of the Corporation, or (b) held in uncertificated form, pursuant to a direct registration system or similar system of registration in connection with which shares will be held in book-entry form and no physical certificate will be printed. Each shareholder may request a certificate or certificates. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. If any officer who has signed or whose facsimile signature has been placed upon a certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid. All certificates representing stock which is subject to restrictions on the transfer or registration of transfer of shares of the Corporation shall have a statement of such restrictions or, in the case of uncertificated stock, the Corporation shall provide such a statement to the shareholder. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing information as required by applicable law.

6.2 Transfer of Shares. The transfer of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.3. If shares are held in uncertificated form, transfers of shares shall be made by electronic book-entry transfer pursuant to a direct registration system or similar system of registration.

6.3 Lost or Destroyed Certificates. A replacement certificate may be issued in place of a lost, mutilated or destroyed certificate, upon proof that the certificate was lost, mutilated or destroyed, if the holder of the certificate gives a satisfactory bond of indemnity to the Corporation.

ARTICLE 7

Advisory Directors and Advisory Boards

The Board shall have the authority to appoint from time to time one or more advisory directors to meet with and advise the Board, and one or more advisory boards to meet separately to provide information and consultation to the Corporation, the Board and the Elected and Executive Officers. Such advisory directors and members of such advisory board(s) shall have no right to act for or make decisions on behalf of the Corporation by reason of such service. The Board shall have the authority to determine from time to time the amount of compensation to be paid to advisory directors and members of advisory boards.

ARTICLE 8

Corporate Seal

The Corporation may, but is not required to, have a corporate seal. If the Corporation adopts a corporate seal, failure to apply the seal to any document or instrument shall not affect the validity of the document or instrument.

ARTICLE 9

Indemnification

9.1 Indemnification. To the full extent permitted by the Washington Business Corporation Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; and the Board may, at any time, approve indemnification of any other person which the Corporation has the power to indemnify under the Washington Business Corporation Act. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.

9.2 Undertaking. The Corporation may require, in accordance with Section 23B.08.530 of the Washington Business Corporation Act as may be amended from time to time, an indemnified person to furnish the Corporation an undertaking and/or guaranty in a form approved by the Board, prior to advancing expenses to such indemnified person.

9.3 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or an agent of an employee benefit plan of the Corporation, covering liabilities asserted against such person arising out of such person’s activities taken on behalf of the Corporation or otherwise, whether or not the Corporation is required to indemnify such person under these Bylaws, or applicable law.

9.4 Procedures. The Board may establish reasonable procedures from time to time for the submission of claims for indemnification pursuant to this Article, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE 10

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE 11

Amendments

11.1 Adoption, Amendment or Repeal of Bylaws by Shareholders. These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of a majority vote of the shareholders at a meeting duly called; provided, however, that such new or additional bylaws may not contain any provision in conflict with the law or with the Articles of Incorporation.

11.2 Adoption, Amendment or Repeal of Bylaws by Directors. Subject to the right of the shareholders to adopt, amend or repeal bylaws and to any restrictions imposed by the Articles of Incorporation, these Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of the Board; provided, however, that such new or additional bylaws may not contain any provision in conflict with law or with the Articles of Incorporation.